                            EQUISTAR CHEMICALS, LP
                         EQUISTAR FUNDING CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING


     8 1/2% NOTES DUE 2004                          8 3/4% NOTES DUE 2009
   IN EXCHANGE FOR REGISTERED                     IN EXCHANGE FOR REGISTERED
     8 1/2% NOTES DUE 2004                          8 3/4% NOTES DUE 2009

     This form, or one substantially equivalent hereto, must be used by a holder to accept the exchange offers of Equistar Chemicals, LP, and Equistar Funding Corporation (together referred to herein as the "Issuers"), and to tender the outstanding 8 1/2% Notes due 2004 and outstanding 8 3/4% Notes due 2009 (collectively, the "Outstanding Notes") to the exchange agent under the guaranteed delivery procedures described in "The Exchange Offers--Guaranteed Delivery Procedures" of the Issuers' prospectus, dated __________, 1999, and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender Outstanding Notes of a series under the guaranteed delivery procedures must ensure that The Bank of New York, as exchange agent (the "Exchange Agent"), receives this notice of guaranteed delivery, properly completed and duly executed, before the Expiration Date (as defined below) of the Exchange Offer of any series. Capitalized terms used but not defined herein have the meanings ascribed to them in the prospectus or the letter of transmittal.


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EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
____________ ______, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN AN EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THAT EXCHANGE OFFER.
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                The Exchange Agent for the Exchange Offers is:

                             THE BANK OF NEW YORK
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
                      BY COURIER:                 BY MAIL (REGISTERED OR                  BY HAND:
                                                CERTIFIED MAIL RECOMMENDED):

                 THE BANK OF NEW YORK              THE BANK OF NEW YORK                 101 BARCLAY ST.
                   101 BARCLAY ST.               101 BARCLAY ST., FLOOR 7E      CORPORATE TRUST SERVICES WINDOW
               CORPORATE TRUST SERVICES             NEW YORK, NY  10286                   GROUND LEVEL
                       WINDOW                       ATTN:  REORG. DEPT.               NEW YORK, NY  10286
                    GROUND LEVEL                                                      ATTN:  REORG. DEPT.
                NEW YORK, NY  10286
                ATTN:  REORG. DEPT.
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            BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                       (212) 815-6339 or (212) 815-4699
                       Attn: ___________________________

                             Confirm by Telephone:

                            -----------------------

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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS STATED ABOVE, OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THOSE LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

     This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

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Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuers, in accordance with the Issuers' offers, upon the terms and subject to the conditions described in the prospectus dated _________, 1999 and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes of the series listed below under the guaranteed delivery procedures described in the prospectus under the caption "The Exchange Offers--Guaranteed Delivery Procedures" and in Instruction 2 of the related letter of transmittal.

     The undersigned hereby tenders the Outstanding Notes of the series listed below:


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                                 Certificate Number(s) (if known) of
                                          Outstanding Notes
   Title of                      or Account Number at The Depository            Aggregate Principal        Aggregate Principal
   Series *                                 Trust Company                       Amount Represented           Amount Tendered
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                                                     PLEASE SIGN AND COMPLETE


        ---------------------------------------------------        --------------------------------------------------------

        ---------------------------------------------------        --------------------------------------------------------
        Name(s) of Registered Holder(s)                            Signatures of Registered Holder(s) or Authorized
                                                                   Signatory


        ---------------------------------------------------

        ---------------------------------------------------
        Address

        ---------------------------------------------------        Dated                                         , 1999
        Area Code and Telephone  Number(s)                               ----------------------------------------

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*    Either 8 1/2% Notes due 2004 or 8 3/4% Notes due 2009.

                                            -------------------------------------------
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     THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED
HOLDER(S) OF OUTSTANDING NOTES EXACTLY AS THE NAME(S) OF SUCH PERSON(S)
APPEAR(S) ON CERTIFICATES FOR OUTSTANDING NOTES OR ON A SECURITY POSITION
LISTING AS THE OWNER OF OUTSTANDING NOTES, OR BY PERSON(S) AUTHORIZED TO BECOME
HOLDER(S) BY ENDORSEMENTS AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF
GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR,
GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR
REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

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Capacity:

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Address(es):

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                                   GUARANTEE

                   (not to be used for signature guarantee)

     The undersigned, a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC as described in the prospectus under the caption "The Exchange Offers--Book-Entry Transfer" and in the related letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date of the Exchange Offer for such series.


Name of Firm:
             ----------------------------    ------------------------------
                                             (Authorized Signature)

Address:                                     Name:
        ---------------------------------          -------------------------
        (Include Zip Code)                   Title:
                                                   ------------------------
                                                   (Please Type or Print)

Area Code and Telephone Number:


             ----------------------------    Date:                   , 1999
                                                  -------------------

     DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE UNDER, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Outstanding Notes of a series must be received by the Exchange Agent at its address listed herein before the Expiration Date of the Exchange Offer for any such series. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the related letter of transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant of DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name(s) of the participant shown on DTC's security position listing.

     If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the letter of transmittal evidence satisfactory to the Exchange Agent of such person's authority to so act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address listed on the cover page hereof. Holders may also contact their broker-dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offers.

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